Exhibit 4.1

EXECUTION COPY

TWENTY-SIXTH SUPPLEMENTAL INDENTURE

between

WESTPAC BANKING CORPORATION

and

THE BANK OF NEW YORK MELLON

as Trustee

Dated as of February 26, 2019

TWENTY-SIXTH SUPPLEMENTAL INDENTURE

TWENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as February 26, 2019 (the “Twenty-Sixth Supplemental Indenture”), between WESTPAC BANKING CORPORATION (ABN 33 007 457 141), a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of Australia and registered in New South Wales (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and The Chase Manhattan Bank are parties to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), relating to the issuance from time to time by the Company of Securities in one or more series as therein provided;

WHEREAS, the Trustee has succeeded The Chase Manhattan Bank as trustee under the Base Indenture;

WHEREAS, the Company and the Trustee entered into the First Supplemental Indenture, dated as of August 27, 2009 (the “First Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of August 14, 2012 (the “Fifth Supplemental Indenture”), the Seventeenth Supplemental Indenture, dated as of November 9, 2016 (the “Seventeenth Supplemental Indenture”) and the Twenty-Fifth Supplemental Indenture, dated November 9, 2018 (the “Twenty-Fifth Supplemental Indenture”), among other things, to supplement and amend certain provisions of the Base Indenture (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Fifth Supplemental Indenture, the Seventeenth Supplemental Indenture and the Twenty-Fifth Supplemental Indenture is referred to herein as the “Amended Base Indenture” and the Amended Base Indenture as further supplemented by this Twenty-Sixth Supplemental Indenture, is referred to herein as the “Indenture”);

WHEREAS, Section 8.1(7) of the Amended Base Indenture provides that the Company may enter into a supplemental indenture to establish the forms or terms of Securities of any series as permitted by Sections 2.1 and 3.1 therein;

WHEREAS, in connection with the issuance of the 3.300% Notes and the Floating Rate Notes (each as defined herein), the Company has duly authorized the execution and delivery of this Twenty-Sixth Supplemental Indenture to establish the forms and terms of the 3.300% Notes and the Floating Rate Notes as hereinafter described; and

WHEREAS, all conditions and requirements of the Amended Base Indenture necessary to make this Twenty-Sixth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01          General Definitions.  For purposes of this Twenty-Sixth Supplemental Indenture:

(a)           Capitalized terms used herein without definition shall have the meanings specified in the Amended Base Indenture;

(b)           All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Amended Base Indenture; and

(c)           The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Twenty-Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
AMENDMENTS TO AMENDED BASE INDENTURE

Section 2.01          Amendments to Section 8.1.

(a)           Section 8.1(13) of the Amended Base Indenture is hereby amended, solely with respect to the Floating Rate Notes issued under this Twenty-Sixth Supplemental Indenture, to delete the final “.” and replace it with “; or”.

(b)           The following Section 8.1(14) is hereby added to the Amended Base Indenture, solely with respect to the Floating Rate Notes issued under this Twenty-Sixth Supplemental Indenture, to read in its entirety as follows:

“(14) to effect any amendment or alteration of the terms and conditions of the Twenty-Sixth Supplemental Indenture, dated as February 26, 2019, between the Company and The Bank of New York Mellon, as trustee (the “Twenty-Sixth Supplemental Indenture”), or a Floating Rate Note (as defined in the Twenty-Sixth Supplemental Indenture) contemplated under Section 4.04(d) of the Twenty-Sixth Supplemental Indenture, including an amendment of the amount of interest due on such Floating Rate Note.”

ARTICLE III

THE 3.300% NOTES

Section 3.01          Title of Securities.  There shall be a series of Securities of the Company designated the “3.300% Notes due February 26, 2024” (the “3.300% Notes”).

Section 3.02          Limitation of Aggregate Principal Amount.  The aggregate principal amount of the 3.300% Notes shall initially be limited to US$1,250,000,000.  The Company may from time to time, without the consent of the Holders of the 3.300% Notes, create and issue additional notes having the same terms and conditions as the 3.300% Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon (“Additional 3.300% Notes”).  Additional 3.300% Notes issued in this manner will be consolidated with, and will form a single series with, the 3.300% Notes, unless such Additional 3.300% Notes will not be treated as fungible with the 3.300% Notes for U.S. federal income tax purposes. The 3.300% Notes and any such Additional 3.300% Notes would rank equally and ratably.

Section 3.03          Principal Payment Date.  The principal amount of the 3.300% Notes Outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on February 26, 2024 which date shall be the Stated Maturity of the 3.300% Notes.

Section 3.04          Interest and Interest Rates.  The 3.300% Notes will bear interest on the unpaid principal amount thereof at a rate of 3.300% per year from February 26, 2019, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal amount of the 3.300% Notes shall have been paid or duly provided for, and interest on the 3.300% Notes shall be payable semi-annually in arrears on February 26 or August 26 of each year, beginning on August 26, 2019. Interest on a 3.300% Note will be paid to the Person in whose name that 3.300% Note was registered at the close of business on the February 11 or August 11, as the case may be, whether or not a Business Day, prior to the applicable Interest Payment Date, except that in the case of the Interest Payment Date that is also the Stated Maturity of the 3.300% Notes, the interest due on such date will be paid to the Person to whom principal is payable upon surrender of such 3.300% Note at a Place of Payment. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period.  Any payment of principal or interest required to be made on an Interest Payment Date that is not a Business Day shall be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of payment on the next succeeding Business Day.  For purposes of the 3.300% Notes, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

Section 3.05          Place of Payment.  The Place of Payment where the 3.300% Notes may be presented or surrendered for payment, where the 3.300% Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the 3.300% Notes and the Indenture may be served initially shall be the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, City of New York.

Section 3.06          Redemption.  The Company shall not have the right to redeem the 3.300% Notes other than pursuant to Section 10.8 of the Indenture.

Section 3.07          No Sinking Fund. The 3.300% Notes are not entitled to the benefit of any sinking fund.

Section 3.08          Form.  The 3.300% Notes shall be issued initially as Registered Securities (as defined in the Indenture) in the form of one or more permanent notes in global form, without coupons, substantially in the form attached hereto as Exhibit A, deposited with The Bank of New York Mellon, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

Section 3.09          Denomination.  The 3.300% Notes shall be issuable only in denominations of  US$2,000 and integral multiples of US$1,000 in excess thereof. The 3.300% Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officers of the Company executing the same may determine with the approval of the Trustee.

Section 3.10          Depositary.  The Depository Trust Company shall be the initial Depositary for the 3.300% Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

Section 3.11          Defeasance; Discharge.  The provisions of Sections 4.3, 4.4, 4.5 and 4.6 of the Indenture will apply to the 3.300% Notes.

ARTICLE IV
THE FLOATING RATE NOTES

Section 4.01          Title of Securities.  There shall be a series of Securities of the Company designated the “Floating Rate Notes due February 26, 2024” (the “Floating Rate Notes”).

Section 4.02          Limitation of Aggregate Principal Amount.  The aggregate principal amount of the Floating Rate Notes shall initially be limited to US$500,000,000. The Company may from time to time, without the consent of the Holders of the Floating Rate Notes, create and issue additional notes having the same terms and conditions as the

Floating Rate Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon (“Additional Floating Rate Notes”).  Additional Floating Rate Notes issued in this manner will be consolidated with, and will form a single series with, the Floating Rate Notes, unless such Additional Floating Rate Notes will not be treated as fungible with the Floating Rate Notes for U.S. federal income tax purposes. The Floating Rate Notes and any such Additional Floating Rate Notes would rank equally and ratably.

Section 4.03          Principal Payment Date.  The principal amount of the Floating Rate Notes Outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on February 26, 2024 which date shall be the Stated Maturity of the Floating Rate Notes.

Section 4.04          Interest and Interest Rates.

(a)                   The Floating Rate Notes will bear interest on the unpaid principal amount thereof from February 26, 2019, or from the most recent Floating Rate Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal amount of the Floating Rate Notes shall have been paid or duly provided for.  The interest rate per annum for the Floating Rate Notes will be reset quarterly on the first day of each Floating Rate Interest Period (as defined below) and will be equal to LIBOR (as defined below) plus 0.770%, as determined by a calculation agent (the “Calculation Agent”).  The Bank of New York Mellon will initially act as Calculation Agent.  The amount of interest for each day the Floating Rate Notes are Outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the Floating Rate Notes.  The amount of interest to be paid on the Floating Rate Notes for each Floating Rate Interest Period will be calculated by adding the Daily Interest Amount for each day in the Floating Rate Interest Period.

(b)                   Interest on the Floating Rate Notes shall be payable quarterly in arrears on each February 26, May 26, August 26 and November 26 (each such date, a “Floating Rate Interest Payment Date”), beginning on May 26, 2019.  If any Floating Rate Interest Payment Date would fall on a day that is not a Business Day, other than the Floating Rate Interest Payment Date that is also the Stated Maturity of the Floating Rate Notes, that Floating Rate Interest Payment Date will be postponed to the following day that is a Business Day, except that if such next Business Day is in a different month, then that Floating Rate Interest Payment Date will be the immediately preceding day that is a Business Day.  If the Stated Maturity of the Floating Rate Notes is not a Business Day, payment of principal and interest on the Floating Rate Notes will be made on the following day that is a Business Day and no interest will accrue for the period from and after such Stated Maturity of the Floating Rate Notes.  Interest on a Floating Rate Note will be paid to the Person in whose name that Floating Rate Note was registered at the close of business on the February 11, May 11, August 11 or November 11, as the case may be, whether or not a Business Day, prior to the applicable Floating Rate Interest Payment Date, except that in the case of the Floating Rate Interest Payment Date that is also the Stated Maturity of the Floating Rate Notes, the interest due on such date will be paid to the Person to whom principal is payable upon surrender of such Floating Rate Note at a Place of Payment.

(c)                   On each Floating Rate Interest Payment Date, the Company will pay interest for the Floating Rate Interest Period ended on the day immediately preceding such Floating Rate Interest Payment Date.  “Floating Rate Interest Period” shall mean the period commencing on and including February 26, 2019 to but excluding the first Floating Rate Interest Payment Date and each successive period from and including a Floating Rate Interest Payment Date to but excluding the next Floating Rate Interest Payment Date.

(d)               “LIBOR,” with respect to a Floating Rate Interest Period, shall be:

(i)             the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date (each as defined below) that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on the Determination Date.

(ii)          If the Designated LIBOR Page does not include this rate or is unavailable on the Determination Date, except as provided in clause (iii) below, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected and identified by the Company, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date.  If at least two offered quotations are so provided, LIBOR for the Floating Rate Interest Period will be the arithmetic mean of all quotations so provided.  If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected and identified by the Company, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date.  If at least two rates are so provided, LIBOR for the Floating Rate Interest Period will be the arithmetic mean of all rates so provided.  If fewer than two rates are so provided, then LIBOR for the Floating Rate Interest Period will be LIBOR in effect with respect to the immediately preceding Floating Rate Interest Period.

Notwithstanding the provisions above, if the Company determines that a Benchmark Event (as defined below) has occurred or considers that there may be a Successor Rate (as defined below) or that most other debt obligations similar to the Floating Rate Notes have converted away from LIBOR to a new reference rate, in any case when any interest rate (or any component part thereof) for a Floating Rate Note remains to be determined by reference to LIBOR, then the Company shall use its reasonable endeavors to appoint and consult with an Independent Adviser (as defined below), as soon as reasonably practicable, with a view to the Company determining a Successor Rate, failing which an Alternative Rate (as defined below) and, in either case, an Adjustment Spread (as defined below), if any, and Benchmark Amendments (as defined below), if any.

If the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines:

(1) that there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the interest rate (or the relevant component part thereof) for the Floating Rate Notes for all future payments of interest on such Floating Rate Notes; or

(2) that there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the interest rate (or the relevant component part thereof) for the Floating Rate Notes for all future payments of interest on such Floating Rate Notes;

provided, however, that if the Company, following consultation with the Independent Adviser, is unable to determine a Successor Rate or an Alternative Rate prior to a Determination Date in accordance with (1) and (2) above, then the interest rate on such Determination Date will be calculated using LIBOR in effect with respect to the immediately preceding Determination Date.

If the Company determines any Successor Rate or Alternative Rate in accordance with the provisions of this subsection fewer than five Business Days prior to the relevant Determination Date, then the interest rate on such Determination

Date will be calculated using LIBOR in effect with respect to the immediately preceding Determination Date. For subsequent Floating Rate Interest Periods, the interest rate will be calculated using the Successor Rate or, if there is no Successor Rate, an Alternative Rate (subject to adjustment as provided below).

If the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Company is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with the provisions of this subsection and the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that amendments to any terms and conditions of the Floating Rate Notes, including the Successor Rate or Alternative Rate, as applicable, or, in each case, the Adjustment Spread, as well as the day count fraction, Business Day convention, the definitions of Business Day, London Business Day, Determination Date, Floating Rate Interest Period or Floating Rate Interest Payment Date (as defined herein), and any related provisions and definitions, are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms and conditions of such Benchmark Amendments, then the Company may, without any requirement for the consent or approval of Holders of the Floating Rate Notes, amend the terms and conditions of the Floating Rate Notes to give effect to such Benchmark Amendments with effect from the date specified in a notice given to the Trustee.

Upon receipt of satisfactory documentation, the Trustee and the Calculation Agent shall, at the written direction and expense of the Company, effect such amendments as may be required in order to give effect to this subsection pursuant to an amendment to the Indenture, or amendment to the Calculation Agency Agreement, or issuances and authentication of new global or definitive notes in respect of the Floating Rate Notes, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and the Floating Rate Notes. No consent of Holders of Floating Rate Notes will be solicited or required in connection with effecting the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including for the execution of any documents, amendments to the Indenture, Calculation Agency Agreement or

Floating Rate Notes or other steps by the Company, the Trustee, the Calculation Agent or any Paying Agent (if required).

The Company will, promptly following the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, give notice thereof, which shall specify the effective date(s) for such Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, and of any changes to the terms and conditions of the Floating Rate Notes to the Trustee, the Calculation Agent, any Paying Agent and DTC or the Holders of the Floating Rate Notes, as applicable; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.  In effecting any consequential amendments to the terms of the Floating Rate Notes as may be directed by the Company in accordance with this subsection, neither the Trustee nor the Calculation Agent shall be required to effect any amendments that affects its respective own rights, duties or immunities in their respective capacities as Trustee or Calculation Agent under the Indenture, the Calculation Agency Agreement or otherwise.

By its acquisition of Floating Rate Notes, each Holder and beneficial owner of the Floating Rate Notes and each subsequent Holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Company’s determination of the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, as contemplated by this subsection, and to any amendment or alteration of the terms and conditions of the Floating Rate Notes, including an amendment of the amount of interest due on the Floating Rate Notes, as may be required in order to give effect to this subsection. The Trustee shall be entitled to rely on this deemed consent in connection with any amendment which may be necessary to effect the Successor Rate, the Alternative Rate, the Adjustment Spread or the Benchmark Amendments, as applicable.

By its acquisition of Floating Rate Notes, each Holder and beneficial owner of Floating Rate Notes and each subsequent Holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any Paying Agent for, and agrees not to initiate a suit against the Trustee, the Calculation Agent and any Paying Agent in respect of, and agrees that neither the Trustee, the Calculation Agent or any Paying Agent will be liable for, any action that the Trustee, the Calculation Agent or any Paying Agent, as the case may be, takes, or abstains from taking, in each case in accordance with this subsection or any losses suffered in connection therewith.

By its acquisition of Floating Rate Notes, each Holder and beneficial owner of Floating Rate Notes and each subsequent Holder and beneficial owner agrees that neither the Trustee, the Calculation Agent or any Paying Agent will have any obligation to determine any Successor Rate, Alternative Rate, Adjustment Spread or

Benchmark Amendments, as applicable, including in the event of any failure by the Company to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable.

An Independent Adviser appointed pursuant to this subsection will act in good faith as an expert and (in the absence of bad faith, gross negligence or willful misconduct) shall have no liability whatsoever to the Company, the Trustee, the Calculation Agent, any Paying Agent or the Holders of Floating Rate Notes for any determination made by it or for any advice given to the Company in connection with any determination made by the Company pursuant to this subsection.

(e)                                              “Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Holders of Floating Rate Notes as a result of the replacement of LIBOR with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)                 in the case of a Successor Rate, is formally recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body (as defined below);

(ii)              in the case of a Successor Rate, if no such recommendation has been made, or in the case of an Alternative Rate, the Company determines, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, is recognized or acknowledged in customary market wage usage in the international debt capital markets for the purposes of determining rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iii)           if the Company determines that no such industry standard is recognized or acknowledged, the Company, in its discretion, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines to be appropriate.

(f)                                               “Alternative Rate” means an alternative benchmark or screen rate which the Company determines in accordance with this subsection has replaced LIBOR in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for the same floating rate interest period and in U.S. dollars.

(g)                                              “Benchmark Event” means:

(i)                  LIBOR ceasing to be published for a period of at least five Business Days or ceasing to exist;

(ii)               a public statement by the administrator of LIBOR that it will, by a specified date within the following six months, cease LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR);

(iii)            a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will, by a specified date within the following six months, be permanently or indefinitely discontinued;

(iv)           a public statement by the supervisor of the administrator of LIBOR that means LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six months; or

(v)              it has become unlawful for any Paying Agent, Calculation Agent, the Company or other party to calculate any payments due to be made to any Holder of Floating Rate Notes using LIBOR.

(h)                                             “Designated LIBOR Page” means the display on the Reuters Service (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

(i)                                                 “Determination Date” with respect to a Floating Rate Interest Period will be the second London Banking Day preceding the first day of the Floating Rate Interest Period.

(j)                                                “Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Company.

(k)                                             “London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

(l)                                                 “Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i)                  the central bank for the U.S. dollar, or any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR; or

(ii)               any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the U.S. dollar, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR, (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

(m)                                         “Representative Amount” means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

(n)                                             “Successor Rate” means a successor to or replacement of LIBOR which is formally recommended by any Relevant Nominating Body.

(o)                                             For purposes of the Floating Rate Notes, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

(p)                                             All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and on the Holders of the Floating Rate Notes. In no event shall the interest rate on the Floating Rate Notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Additionally, the interest rate on the Floating Rate Notes will in no event be lower than zero.  The Calculation Agent will, upon the request of any Holder of the Floating Rate Notes, provide the rate of interest then in effect.

(q)                                             All percentages resulting from any of the calculations in this Article IV will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Section 4.05                             Place of Payment.  The Place of Payment where the Floating Rate Notes may be presented or surrendered for payment, where the Floating Rate Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Floating Rate Notes and the Indenture may be served initially shall be the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, City of New York.

Section 4.06                             Redemption.  The Company shall not have the right to redeem the Floating Rate Notes other than pursuant to Section 10.8 of the Indenture.

Section 4.07                             No Sinking Fund. The Floating Rate Notes are not entitled to the benefit of any sinking fund.

Section 4.08                             Form.  The Floating Rate Notes shall be issued initially as Registered Securities (as defined in the Indenture) in the form of one or more permanent notes in global form, without coupons, substantially in the form attached hereto as Exhibit C, deposited with The Bank of New York Mellon, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture.

Section 4.09                             Denomination.  The Floating Rate Notes shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The Floating Rate Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officers of the Company executing the same may determine with the approval of the Trustee.

Section 4.10                             Depositary.  The Depository Trust Company shall be the initial Depositary for the Floating Rate Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

Section 4.11                             Defeasance; Discharge.  The provisions of Sections 4.3, 4.4, 4.5 and 4.6 of the Indenture will apply to the Floating Rate Notes.

Section 4.12                             Defined Terms.  Terms specifically defined in this Article IV shall only relate to the Floating Rate Notes and shall have no bearing on any other series of notes referenced in this Twenty-Sixth Supplemental Indenture.

ARTICLE V
MISCELLANEOUS

Section 5.01                             Integral Part; Effect of Supplement on Indenture.  This Twenty-Sixth Supplemental Indenture constitutes an integral part of the Indenture. Except for the supplements made by this Twenty-Sixth Supplemental Indenture, the Amended Base Indenture shall remain in full force and effect as executed.

Section 5.02                             Adoption, Ratification and Confirmation.  The Indenture, as supplemented by this Twenty-Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 5.03                             Trustee Not Responsible for Recitals.  The recitals in this Twenty-Sixth Supplemental Indenture shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or adequacy of this Twenty-Sixth Supplemental Indenture.

Section 5.04                             Counterparts.  This Twenty-Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.

Section 5.05                             Separability.  In case any provision of this Twenty-Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.06                             Governing Law.  This Twenty-Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Twenty-Sixth Supplemental Indenture as of the date first above written.

WESTPAC BANKING CORPORATION

By:	/s/ Sean Crellin
	Name:	Sean Crellin
	Title:	Director — Corporate, Legal and
Secretariat

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT A

(FORM OF FACE OF NOTE)

[THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE IN GLOBAL FORM, SUBJECT TO THE FOREGOING.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

No.	CUSIP No. [•]
ISIN No. [•]

WESTPAC BANKING CORPORATION

3.300% NOTE DUE FEBRUARY 26, 2024

WESTPAC BANKING CORPORATION, a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of the Commonwealth of Australia and registered in New South Wales (the “Company”, which term includes any

(1)  Insert in Global Notes only

successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                    or registered assigns, the principal sum of               (US$              ) on February 26, 2024 (the “Stated Maturity”).  This Note will bear interest on the unpaid principal amount hereof at a rate of 3.300% per year from February 26, 2019, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal amount hereof shall have been paid or duly provided for, and interest on the Notes shall be payable semi-annually in arrears on February 26 and August 26 of each year (each such date, an “Interest Payment Date”), beginning on August 26, 2019.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period.  Any payment of principal or interest required to be made on an Interest Payment Date that is not a Business Day shall be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of payment on the next succeeding Business Day.  For purposes hereof, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

Interest on this Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the February 11 or August 11 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, at the office or agency maintained for such purpose pursuant to the Indenture; provided, however, that at the option of the Company, interest on this Note may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register or (ii) to a Holder of US$1,000,000 or more in aggregate principal amount of the Notes by wire transfer to an account maintained by the Person entitled thereto as specified in the Register.  Any interest on this Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall instead be payable to the Person in whose name this Note is registered on the Special Record Date or other specified date in accordance with the Indenture. Notwithstanding the foregoing, interest payable on an Interest Payment Date that is also the Stated Maturity of this Note will be paid at such office or agency to the Person to whom the principal hereof is payable, upon surrender of this Note at such office or agency.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this 26th day of February, 2019.

WESTPAC BANKING CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

Dated:	By:
Authorized Signatory

(FORM OF REVERSE OF NOTE)

This Note is one of a duly authorized series of securities of the Company, issued and to be issued in one or more series under and pursuant to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of August 27, 2009, between the Company and the Trustee (the “First Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of August 14, 2012, between the Company and the Trustee (the “Fifth Supplemental Indenture”), the Seventeenth Supplemental Indenture, dated as of November 9, 2016, between the Company and the Trustee (the “Seventeenth Supplemental Indenture”) and the Twenty-Fifth Supplemental Indenture, dated as of November 9, 2018, between the Company and the Trustee (the “Twenty-Fifth Supplemental Indenture”; the Base Indenture as amended and supplemented by the First Supplemental Indenture, the Fifth Supplemental Indenture, the Seventeenth Supplemental Indenture and the Twenty-Fifth Supplemental Indenture is referred to herein as the “Amended Base Indenture”), and as further supplemented by the Twenty-Sixth Supplemental Indenture, dated as of February 26, 2019, between the Company and the Trustee (the “Twenty-Sixth Supplemental Indenture”; the Amended Base Indenture, as further supplemented by the Twenty-Sixth Supplemental Indenture, is referred to herein as the “Indenture”), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  This Note is one of a series of securities designated on the face hereof (the “Notes”).  The Notes are issued pursuant to the Indenture and are limited in aggregate principal amount to US$1,250,000,000; provided, however, that the Company may from time to time, without the consent of the Holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon.  Additional notes issued in this manner will be consolidated with, and will form a single series with, the Notes, unless such additional notes will not be treated as fungible with the Notes for U.S. federal income tax purposes. The Notes and any such additional notes would rank equally and ratably.

In accordance with Section 10.8 of the Indenture, pursuant to the procedure set forth in Article X of the Indenture, the Company may, at its option, redeem all, but not less than all, of the Notes if (a) there is a change in or any amendment to the laws or regulations (i) of the Commonwealth of Australia, or any political subdivision or taxing authority thereof or therein, or (ii) in the event of the assumption pursuant to Section 7.1 of the Indenture of the obligations of the Company under the Indenture and this Note by an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of

Australia, of the Commonwealth of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or (b) there is a change in any application or interpretation of any such laws or regulations, which change or amendment becomes effective, (i) with respect to taxes imposed by the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, on or after the date the Company originally issued this Note, or (ii) in the event of the assumption pursuant to Section 7.1 of the Indenture of the obligations of the Company under the Indenture and this Note by an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Australia, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) the Company is or will become obligated to pay any additional amounts on this Note pursuant to Section 9.8 of the Indenture or (2) the Company would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or additional amounts or (B) any original issue discount on this Note.

Before the Company may redeem this Note, it must give the Holder of this Note at least 30 days’ written notice and not more than 60 days’ written notice of its intention to redeem this Note, provided that if the earliest date on which (i) the Company will be obligated to pay any additional amounts, or (ii) the Company would not be entitled to claim a deduction in respect of any payments of interest or additional amounts on or any original issue discount in respect of this Note in computing its taxation liabilities, would occur less than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, the Company may give less than 30 days’ written notice but in no case less than 15 days’ written notice, provided it gives such notice as soon as practicable in all the circumstances.

The Redemption Price for this Note shall equal 100% of the principal amount of this Note plus accrued but unpaid interest to but excluding the date of redemption.

The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness evidenced by this Note upon compliance by the Company with certain conditions set forth therein.

If an Event of Default shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration become, due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.  The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, on behalf of all of the Holders of the Notes, to waive any Event of Default under the Indenture and its consequences, subject to Section 5.7 of the Indenture.

In accordance with Section 9.8 of the Indenture, the Company will pay all amounts that it is required to pay in respect of this Note without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Company will pay such additional amounts as may be necessary so that the net amount received by the Holder of this Note, after such withholding or deduction, will equal the amount that the Holder of this Note would have received in respect of this Note without such withholding or deduction; provided that the Company will pay no additional amounts in respect of this Note for or on account of:

(1)  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder, or the beneficial owner, of this Note was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein other than merely holding this Note or receiving payments under this Note;

(2)  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of this Note presented this Note for payment in the Commonwealth of Australia, unless the Holder was required to present this Note for payment and it could not have been presented for payment anywhere else;

(3)  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of this Note presented this Note for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the Holder would have been entitled to the additional amounts on presenting this Note for payment on any day during that 30 day period;

(4)  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(5)  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

(6)  any tax, duty, assessment or other governmental charge that would not have been imposed if the Holder, or the beneficial owner, of this Note complied with the Company’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the Holder, or the beneficial owner, of this Note to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

(7)  any tax, duty, assessment or other governmental charge that would not have been imposed but for the Holder, or the beneficial owner, of this Note being an associate of the Company’s for purposes of Section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, as amended, or any successor act (the “Australian Tax Act”) (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme under the Corporations Act 2001 of the Commonwealth of Australia, as amended, or any successor act);

(8)  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the Holder, or the beneficial owner, of this Note is a party to or participated in a scheme to avoid such tax which the Company was not a party to;

(9)  any tax, duty, assessment or other governmental charge arising under or in connection with Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-U.S. laws enacted with respect thereto (“FATCA”); or

(10) any combination of the foregoing.

Subject to the foregoing, additional amounts will also not be payable by the Company with respect to any payment on this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual Holder of this Note.

If, as a result of the Company’s consolidation or merger with or into an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Australia or the sale, conveyance or transfer by the Company of all or substantially all its assets to such an entity, such an entity assumes the obligations of the Company, such entity will pay additional amounts on the same basis, except that references to “the Commonwealth of Australia” (other than in clause (7) above) will be treated as references to both the Commonwealth of Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes).

The Company, and any other Person to or through which any payment with respect to this Note may be made, shall be entitled to withhold or deduct from any payment with respect to this Note amounts required to be withheld or deducted under or in connection with FATCA, and Holders and beneficial owners of this Note shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

All references in this Note to the payment of the principal of or interest on this Note shall be deemed to include the payment of additional amounts to the extent that, in that context, additional amounts are, were or would be payable as provided above.

The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Outstanding Securities of each series adversely affected thereby to add any provisions to or to change or eliminate any provisions of the Indenture or any supplemental indenture or to modify the rights of the Holders of the Securities of such series, provided that, without the consent of the Holder of each such Security so affected, no such modification shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount of any Security or the rate of interest thereon, or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), or (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2 of the Indenture, or (d) except to the extent provided in Section 8.1(9) of the Indenture, make any change in Section 5.2, 5.7, 5.10 or 8.2 of the Indenture except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived except with the consent of the Holders of each Outstanding Security affected thereby.  Any such consent given by the Holder of this Note shall be conclusive and binding upon such Holder and all future Holders of this Note and of any Notes issued on registration hereof, the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective time, at the rate and in the coin or currency herein prescribed.

Upon surrender for registration of transfer of this Note, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Note or Notes of like tenor and authorized denominations for an equal aggregate principal amount in exchange herefor, subject to the limitations provided in the Indenture.  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the Person to whom interest is payable).

Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are to be authenticated and delivered.

No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.  By accepting a Note, each Holder agrees to the provisions of Section 1.13 of the Indenture and waives and releases all such liability.  Such waiver and release shall be part of the consideration for the issue of the Notes.

The Notes of this series shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  [This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the

Indenture.](2)  At the option of the Holder, the Notes (except a Note in global form) may be exchanged for other Notes, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Notes to be exchanged at such office or agency.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

(2)  Insert in Global Notes only

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing  attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Your Signature:

By:

Date:

Signature Guarantee:

By:
(Participant in a Recognized Signature
Guaranty Medallion Program)

Date:

EXHIBIT B

[THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE IN GLOBAL FORM, SUBJECT TO THE FOREGOING.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

No.	CUSIP No. [•]
ISIN No. [•]

WESTPAC BANKING CORPORATION

FLOATING RATE NOTE DUE FEBRUARY 26, 2024

WESTPAC BANKING CORPORATION, a company incorporated in the Commonwealth of Australia under the Corporations Act 2001 of the Commonwealth of Australia and registered in New South Wales (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                        or registered assigns, the principal

(1)  Insert in Global Notes only

sum of                                 (US$                      ) on February 26, 2024 (the “Stated Maturity”).  This Note will bear interest on the unpaid principal amount hereof from February 26, 2019, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal amount hereof shall have been paid or duly provided for.  The interest rate per annum on this Note will be reset quarterly on the first day of each Interest Period (as defined below) and will be equal to LIBOR (as defined below) plus 0.770%, as determined by a calculation agent (the “Calculation Agent”).  The Bank of New York Mellon will initially act as Calculation Agent.  The amount of interest for each day this Note is Outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of this Note.  The amount of interest to be paid on this Note for each Interest Period will be calculated by adding the Daily Interest Amount for each day in the Interest Period.

Interest on this Note shall be payable quarterly in arrears on each February 26, May 26, August 26 and November 26 (each such date, an “Interest Payment Date”), beginning on May 26, 2019.  If any Interest Payment Date would fall on a day that is not a Business Day, other than the Interest Payment Date that is also the Stated Maturity for this Note, that Interest Payment Date will be postponed to the following day that is a Business Day, except that if such next Business Day is in a different month, then that Interest Payment Date will be the immediately preceding day that is a Business Day.  If the Stated Maturity for this Note is not a Business Day, payment of principal and interest on this Note will be made on the following day that is a Business Day and no interest will accrue for the period from and after such Stated Maturity.

On each Interest Payment Date, the Company will pay interest for the Interest Period ended on the day immediately preceding such Interest Payment Date.  “Interest Period” shall mean the period commencing on and including February 26, 2019 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date.

“LIBOR,” with respect to a Floating Rate Interest Period, shall be:

(i)             the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date (each as defined below) that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on the Determination Date.

(ii)          If the Designated LIBOR Page does not include this rate or is unavailable on the Determination Date, except as provided in clause (iii) below, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected and identified by the Company, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date.  If at least two offered quotations are so provided, LIBOR for the Floating Rate Interest Period will be the arithmetic mean of all quotations so provided.  If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected and identified by the Company, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date.  If at least two rates are so provided, LIBOR for the Floating Rate Interest Period will be the arithmetic mean of all rates so provided.  If fewer than two rates are so provided, then LIBOR for the Floating Rate Interest Period will be LIBOR in effect with respect to the immediately preceding Floating Rate Interest Period.

Notwithstanding the provisions above, if the Company determines that a Benchmark Event (as defined below) has occurred or considers that there may be a Successor Rate (as defined below) or that most other debt obligations similar to the Notes have converted away from LIBOR to a new reference rate, in any case when any interest rate (or any component part thereof) for a Note remains to be determined by reference to LIBOR, then the Company shall use its reasonable endeavors to appoint and consult with an Independent Adviser (as defined below), as soon as reasonably practicable, with a view to the Company determining a Successor Rate, failing which an Alternative Rate (as defined below) and, in either case, an Adjustment Spread (as defined below), if any, and Benchmark Amendments (as defined below), if any.

If the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines:

(1)                                 that there is a Successor Rate, then such Successor Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the interest rate (or the relevant component part thereof) for this Note for all future payments of interest on this Note; or

(2)                                 that there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to adjustment as provided below) subsequently be used in place of LIBOR to determine the interest rate (or the relevant component part thereof) for this Note for all future payments of interest on this Note;

provided, however, that if the Company, following consultation with the Independent Adviser, is unable to determine a Successor Rate or an Alternative Rate prior to a Determination Date in accordance with (1) and (2) above, then the interest rate on such Determination Date will be calculated using LIBOR in effect with respect to the immediately preceding Determination Date.

If the Company determines any Successor Rate or Alternative Rate in accordance with the provisions of this subsection fewer than five Business Days prior to the relevant Determination Date, then the interest rate on such Determination Date will be calculated using LIBOR in effect with respect to the immediately preceding Determination Date. For subsequent Floating Rate Interest Periods, the interest rate will be calculated using the Successor Rate or, if there is no Successor Rate, an Alternative Rate (subject to adjustment as provided below).

If the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Company is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Successor Rate or Alternative Reference Rate, as applicable, will apply without an Adjustment Spread.

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with the provisions of this subsection and the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines (i) that amendments to any terms and conditions of this Note, including the Successor Rate or Alternative Rate, as applicable, or, in each case, the Adjustment Spread, as well as the day count fraction, Business Day convention, the definitions of Business Day, London Business Day, Determination Date, Floating Rate Interest Period or Floating Rate Interest Payment Date (as defined herein), and any related provisions and definitions, are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms and conditions of such Benchmark Amendments, then the Company may, without any requirement for the consent or approval of the Holder of this Note, amend the terms and conditions of this Note to give effect to such Benchmark Amendments with effect from the date specified in a notice given to the Trustee.

Upon receipt of satisfactory documentation, the Trustee and the Calculation Agent shall, at the written direction and expense of the Company, effect such amendments as may be required in order to give effect to this subsection pursuant to an amendment to the Indenture, or amendment to the Calculation Agency Agreement, or issuances and authentication of new global or definitive notes in respect of this Note, and the Trustee shall not be liable to any party for any consequences thereof, save as provided in the Indenture and this Note. No consent of the Holder of this Note will be solicited or required in connection with effecting the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including for the execution of any documents, amendments to the Indenture, Calculation Agency Agreement or this Note or other steps by the Company, the Trustee, the Calculation Agent or any Paying Agent (if required).

The Company will, promptly following the determination of any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, give notice thereof, which shall specify the effective date(s) for such Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, and of any changes to the terms and conditions of this Note to the Trustee, the Calculation Agent, any Paying Agent and DTC or the Holders of this Note, as applicable; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.  In effecting any consequential amendments to the terms of this Note as may be directed by the Company in accordance with this subsection, neither the Trustee nor the Calculation Agent shall be required to effect any amendments that affects its respective own rights, duties or immunities in their respective capacities as Trustee or Calculation Agent under the Indenture, the Calculation Agency Agreement or otherwise.

By its acquisition of this Note, each Holder and beneficial owner of this Note and each subsequent Holder and beneficial owner acknowledges, accepts, agrees to be bound by, and consents to, the Company’s determination of the Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, as contemplated by this subsection, and to any amendment or alteration of the terms and conditions of this Note, including an amendment of the amount of interest due on this Note, as may be required in order to give effect to this subsection. The Trustee shall be entitled to rely on this deemed consent in connection with any amendment which may be necessary to effect the Successor Rate, the Alternative Rate, the Adjustment Spread or the Benchmark Amendments, as applicable.

By its acquisition of a Note, each Holder and beneficial owner of this Note and each subsequent Holder and beneficial owner waives any and all claims in law and/or equity against the Trustee, the Calculation Agent and any Paying Agent for, and agrees not to initiate a suit against the Trustee, the Calculation Agent and any Paying Agent in respect of, and agrees that neither the Trustee, the Calculation Agent or any Paying Agent

will be liable for, any action that the Trustee, the Calculation Agent or any Paying Agent, as the case may be, takes, or abstains from taking, in each case in accordance with this subsection or any losses suffered in connection therewith.

By its acquisition of this Note, each Holder and beneficial owner of this Note and each subsequent Holder and beneficial owner agrees that neither the Trustee, the Calculation Agent or any Paying Agent will have any obligation to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable, including in the event of any failure by the Company to determine any Successor Rate, Alternative Rate, Adjustment Spread or Benchmark Amendments, as applicable.

An Independent Adviser appointed pursuant to this subsection will act in good faith as an expert and (in the absence of bad faith, gross negligence or willful misconduct) shall have no liability whatsoever to the Company, the Trustee, the Calculation Agent, any Paying Agent or the Holders of this Note for any determination made by it or for any advice given to the Company in connection with any determination made by the Company pursuant to this subsection.

“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Company, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Holders of this Note as a result of the replacement of LIBOR with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i)                                     in the case of a Successor Rate, is formally recommended in relation to the replacement of LIBOR with the Successor Rate by any Relevant Nominating Body (as defined below);

(ii)                                  in the case of a Successor Rate, if no such recommendation has been made, or in the case of an Alternative Rate, the Company determines, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, is recognized or acknowledged in customary market wage usage in the international debt capital markets for the purposes of determining rates of interest in respect of securities denominated in U.S. dollars, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or

(iii)                               if the Company determines that no such industry standard is recognized or acknowledged, the Company, in its discretion, following consultation with the Independent Adviser, to the extent practicable, and acting in good faith, determines to be appropriate.

“Alternative Rate” means an alternative benchmark or screen rate which the Company determines in accordance with this subsection has replaced LIBOR in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for the same floating rate interest period and in U.S. dollars.

“Benchmark Event” means:

(i)                                     LIBOR ceasing to be published for a period of at least five Business Days or ceasing to exist;

(ii)                                  a public statement by the administrator of LIBOR that it will, by a specified date within the following six months, cease LIBOR permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of LIBOR);

(iii)                               a public statement by the supervisor of the administrator of LIBOR that LIBOR has been or will, by a specified date within the following six months, be permanently or indefinitely discontinued;

(iv)                              a public statement by the supervisor of the administrator of LIBOR that means LIBOR will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six months; or

(v)                                 it has become unlawful for any Paying Agent, Calculation Agent, the Company or other party to calculate any payments due to be made to any Holder of this Note using LIBOR.

“Designated LIBOR Page” means the display on the Reuters Service (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

“Determination Date” with respect to a Floating Rate Interest Period will be the second London Banking Day preceding the first day of the Floating Rate Interest Period.

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Company.

“London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(i)                                     the central bank for the U.S. dollar, or any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR; or

(ii)                                  any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the U.S. dollar, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of LIBOR, (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Representative Amount” means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

“Successor Rate” means a successor to or replacement of LIBOR which is formally recommended by any Relevant Nominating Body.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and on the Holder of this Note. In no event shall the interest rate on this Note be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Additionally, the interest rate on this Note will in no event be lower than zero.  The Calculation Agent will, upon the request of any Holder of this Note, provide the rate of interest then in effect.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Interest on this Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the February 11, May 11, August 11 or November 11  (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, at the office or agency maintained for such purpose pursuant to the Indenture; provided, however, that at the option of the Company, interest on this Note may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register or (ii) to a Holder of US$1,000,000 or more in aggregate principal amount of the Notes by wire transfer to an account maintained by the Person entitled thereto as specified in the Register.  Any interest on this Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall instead be payable to the Person in whose name this Note is registered on the Special Record Date or other specified date in accordance with the Indenture.  Notwithstanding the foregoing, interest payable on an Interest Payment Date that is also the Stated Maturity of this Note will be paid at such office or agency to the Person to whom the principal hereof is payable, upon surrender of this Note at such office or agency.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this 26th day of February, 2019.

WESTPAC BANKING CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

Dated:	By:
Authorized Signatory

(FORM OF REVERSE OF NOTE)

This Note is one of a duly authorized series of securities of the Company, issued and to be issued in one or more series under and pursuant to a Senior Indenture, dated as of July 1, 1999 (the “Base Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon, as successor to The Chase Manhattan Bank, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of August 27, 2009, between the Company and the Trustee (the “First Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of August 14, 2012, between the Company and the Trustee (the “Fifth Supplemental Indenture”), the Seventeenth Supplemental Indenture, dated as of November 9, 2016, between the Company and the Trustee (the “Seventeenth Supplemental Indenture”) and the Twenty-Fifth Supplemental Indenture, dated as of November 9, 2018, between the Company and the Trustee (the “Twenty-Fifth Supplemental Indenture”; the Base Indenture as amended and supplemented by the First Supplemental Indenture, the Fifth Supplemental Indenture, the Seventeenth Supplemental Indenture and the Twenty-Fifth Supplemental Indenture is referred to herein as the “Amended Base Indenture”), and as further supplemented by the Twenty-Sixth Supplemental Indenture, dated as of February 26, 2019, between the Company and the Trustee (the “Twenty-Sixth Supplemental Indenture”; the Amended Base Indenture, as further supplemented by the Twenty-Sixth Supplemental Indenture, is referred to herein as the “Indenture”), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  This Note is one of a series of securities designated on the face hereof (the “Notes”).  The Notes are issued pursuant to the Indenture and are limited in aggregate principal amount to US$500,000,000; provided, however, that the Company may from time to time, without the consent of the Holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon.  Additional notes issued in this manner will be consolidated with, and will form a single series with, the Notes, unless such additional notes will not be treated as fungible with the Notes for U.S. federal income tax purposes. The Notes and any such additional notes would rank equally and ratably.

In accordance with Section 10.8 of the Indenture, pursuant to the procedure set forth in Article X of the Indenture, the Company may, at its option, redeem all, but not less than all, of the Notes if (a) there is a change in or any amendment to the laws or regulations (i) of the Commonwealth of Australia, or any political subdivision or taxing authority thereof or therein, or (ii) in the event of the assumption pursuant to Section 7.1 of the Indenture of the obligations of the Company under the Indenture and this Note by an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of

Australia, of the Commonwealth of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or (b) there is a change in any application or interpretation of any such laws or regulations, which change or amendment becomes effective, (i) with respect to taxes imposed by the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, on or after the date the Company originally issued this Note, or (ii) in the event of the assumption pursuant to Section 7.1 of the Indenture of the obligations of the Company under the Indenture and this Note by an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Australia, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment (1) the Company is or will become obligated to pay any additional amounts on this Note pursuant to Section 9.8 of the Indenture or (2) the Company would not be entitled to claim a deduction in computing its taxation liabilities in respect of (A) any payments of interest or additional amounts or (B) any original issue discount on this Note.

Before the Company may redeem this Note, it must give the Holder of this Note at least 30 days’ written notice and not more than 60 days’ written notice of its intention to redeem this Note, provided that if the earliest date on which (i) the Company will be obligated to pay any additional amounts, or (ii) the Company would not be entitled to claim a deduction in respect of any payments of interest or additional amounts on or any original issue discount in respect of this Note in computing its taxation liabilities, would occur less than 45 days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, the Company may give less than 30 days’ written notice but in no case less than 15 days’ written notice, provided it gives such notice as soon as practicable in all the circumstances.

The Redemption Price for this Note shall equal 100% of the principal amount of this Note plus accrued but unpaid interest to but excluding the date of redemption.

The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness evidenced by this Note upon compliance by the Company with certain conditions set forth therein.

If an Event of Default shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration become, due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.  The Indenture contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, on behalf of all of the Holders of the Notes, to waive any Event of Default under the Indenture and its consequences, subject to Section 5.7 of the Indenture.

In accordance with Section 9.8 of the Indenture, the Company will pay all amounts that it is required to pay in respect of this Note without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Company will pay such additional amounts as may be necessary so that the net amount received by the Holder of this Note, after such withholding or deduction, will equal the amount that the Holder of this Note would have received in respect of this Note without such withholding or deduction; provided that the Company will pay no additional amounts in respect of this Note for or on account of:

(1)  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder, or the beneficial owner, of this Note was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein other than merely holding this Note or receiving payments under this Note;

(2)  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of this Note presented this Note for payment in the Commonwealth of Australia, unless the Holder was required to present this Note for payment and it could not have been presented for payment anywhere else;

(3)  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of this Note presented this Note for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the Holder would have been entitled to the additional amounts on presenting this Note for payment on any day during that 30 day period;

(4)  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(5)  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

(6)  any tax, duty, assessment or other governmental charge that would not have been imposed if the Holder, or the beneficial owner, of this Note complied with the Company’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the Holder, or the beneficial owner, of this Note to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

(7)  any tax, duty, assessment or other governmental charge that would not have been imposed but for the Holder, or the beneficial owner, of this Note being an associate of the Company’s for purposes of Section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, as amended, or any successor act (the “Australian Tax Act”) (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme under the Corporations Act 2001 of the Commonwealth of Australia, as amended, or any successor act);

(8)  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the Holder, or the beneficial owner, of this Note is a party to or participated in a scheme to avoid such tax which the Company was not a party to;

(9)  any tax, duty, assessment or other governmental charge arising under or in connection with Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-U.S. laws enacted with respect thereto (“FATCA”); or

(10) any combination of the foregoing.

Subject to the foregoing, additional amounts will also not be payable by the Company with respect to any payment on this Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of the Commonwealth of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual Holder of this Note.

If, as a result of the Company’s consolidation or merger with or into an entity organized under the laws of a country other than the Commonwealth of Australia or a political subdivision of a country other than the Commonwealth of Australia or the sale, conveyance or transfer by the Company of all or substantially all its assets to such an entity, such an entity assumes the obligations of the Company, such entity will pay additional amounts on the same basis, except that references to “the Commonwealth of Australia” (other than in clause (7) above) will be treated as references to both the Commonwealth of Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes).

The Company, and any other Person to or through which any payment with respect to this Note may be made, shall be entitled to withhold or deduct from any payment with respect to this Note amounts required to be withheld or deducted under or in connection with FATCA, and Holders and beneficial owners of this Note shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

All references in this Note to the payment of the principal of or interest on this Note shall be deemed to include the payment of additional amounts to the extent that, in that context, additional amounts are, were or would be payable as provided above.

The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Outstanding Securities of each series adversely affected thereby to add any provisions to or to change or eliminate any provisions of the Indenture or any supplemental indenture or to modify the rights of the Holders of the Securities of such series, provided that, without the consent of the Holder of each such Security so affected, no such modification shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount of any Security or the rate of interest thereon, or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), or (b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2 of the Indenture, or (d) except to the extent provided in Section 8.1(9) of the Indenture, make any change in Section 5.2, 5.7, 5.10 or 8.2 of the Indenture except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived except with the consent of the Holders of each Outstanding Security affected thereby.  Any such consent given by the Holder of this Note shall be conclusive and binding upon such Holder and all future Holders of this Note and of any Notes issued on registration hereof, the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective time, at the rates and in the coin or currency herein prescribed.

Upon surrender for registration of transfer of this Note, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Note or Notes of like tenor and authorized denominations for an equal aggregate principal amount in exchange herefor, subject to the limitations provided in the Indenture.  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the Person to whom interest is payable).

Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are to be authenticated and delivered.

No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.  By accepting a Note, each Holder agrees to the provisions of Section 1.13 of the Indenture and waives and releases all such liability.  Such waiver and release shall be part of the consideration for the issue of the Notes.

The Notes of this series shall be issuable only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  [This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the

Indenture.](2)  At the option of the Holder, the Notes (except a Note in global form) may be exchanged for other Notes, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Notes to be exchanged at such office or agency.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

(2)  Insert in Global Notes only

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing  attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

Your Signature:

By:

Date:

Signature Guarantee:

By:
(Participant in a Recognized Signature Guaranty Medallion Program)

Date: